UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
9.31% Medium-Term Notes due 2021	POR 21	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01    Other Events.

In accordance with Portland General Electric Company’s 2019 Integrated Resource Plan (IRP) Action Plan, Portland General Electic Company (PGE, or the Company) is seeking to procure resources to fill PGE’s identified 2025 capacity need. On June 15, 2021 the Company submitted a request to the Public Utility Commission of Oregon (OPUC) for approval of the Independent Evaluator and the scoring and methodology for an upcoming 2021 All-Resource Request For Proposal (RFP).

Currently, PGE’s identified capacity need is approximately 500 megawatts (MW). However, the Company recently filed an application requesting an OPUC waiver of the competitive bidding rules associated with the Company's negotiations with capacity providers in the region. If the bilateral negotiations are successfully completed and the waiver is approved, PGE estimates that the remaining capacity need in 2025 will be approximately 287 MW. To meet this remaining capacity need, the Company is seeking to procure both renewable and non-emitting, dispatchable resources.

PGE’s 2021 All-Source RFP will place several limits on renewable resource procurement to ensure that the Company’s long-term renewable portfolio standard (RPS) requirements are satisfied in a least-cost, least-risk manner for customers. Consistent with the 2019 IRP Action Plan, PGE proposes two primary limitations on renewable resource procurement. First, renewable resources that are procured to meet future cost-of-service RPS obligations must pass a cost containment screen that demonstrates the benefits outweigh the costs over the life of the resource. Second, consistent with the 2019 IRP Action Plan, the Company will cap its cost-of-service customer procurement of renewable resources to 150 average MW (MWa).

PGE’s 2021 All-Source RFP will differentiate between renewable resources and non-emitting, dispatchable resources. Renewable resources must be RPS eligible, qualify for the federal Production Tax Credit or the federal Investment Tax Credit and pass the cost containment screen. Non-emitting, dispatchable resources must be able to be called upon by the Company to dispatch at controlled times. Non-emitting, dispatchable resources include energy storage facilities such as battery storage and pumped hydro. Hybrid resources that combine storage and a renewable resource will be considered renewable resources. All resources (dispatchable or renewable) must be online by the end of 2024, with the exception of long-lead time pumped hydro resources, which PGE proposes must be online by the end of 2027.

Additionally, PGE expects to procure a resource or resources for the Company’s Green Future Impact (GFI) program through the 2021 All-Source RFP. Under the GFI program, PGE can procure up to 100 MWs of a new wind, solar, or hybrid renewable and battery storage resource to meet subscriber demand under the PGE supply option. The Company does not expect GFI resources considered in the 2021 All-Source RFP to contribute towards the cost-of-service 150 MWa energy cap, although that is subject to OPUC discretion.

PGE has proposed a timeline to the OPUC that would have the Company issue the 2021 All-Source RFP in November 2021 with acknowledgement of a final shortlist during during the second quarter of 2022.

Safe Harbor Statement

Statements in this 8-K that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include the Company's statements concerning implementation of the Company’s integrated resource plan and related RFP process, as well as other statements containing words such as "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon," “proposed,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: demand for electricity; changes in capital and credit market conditions, which could affect the access to and availability of cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; the outcome of various legal and regulatory actions; changes to tax laws; and general economic and financial market conditions. All forward-looking statements included in this 8-K are based on information available to the Company on the date hereof and such statements speak only as of the date hereof. The Company expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise. Prospective investors should also review the risks, assumptions and uncertainties listed in the Company's most recent annual report on form 10-K and in other documents that we file with the United States Securities and Exchange Commission, including management's discussion and analysis of financial condition and results of operations and the risks described therein from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	June 15, 2021	By:	/s/ James A. Ajello
James A. Ajello
Senior Vice President of Finance, Chief Financial Officer, and Treasurer
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